EDAP TMS S.A.
    2002 20-F REPORT




                                  EXHIBIT 1
                   EDAP TMS S.A. ARTICLES OF ASSOCIATION
                              (FRENCH VERSION)

                                  EDAP TMS
           SOCIETE ANONYME AU CAPITAL DE 1.087.166,73 EUROS
          SIEGE SOCIAL PARC D'ACTIVITE LA POUDRETTE LAMARTINE
                            4, RUE DU DAUPHINE
                        69120 VAULX-EN-VELIN - FRANCE
                          R.C.S. LYON B 316 488 204








                                   STATUTS

                   PORTANT MODIFICATIONS CONSECUTIVES
               A LA MISE EN CONFORMITE AVEC LA LOI NRE
            ET A L'ADOPTION D'UN MODE D'ADMINISTRATION DE TYPE
                                  CLASSIQUE




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Exhibit 1 French                                                      Page 2/22

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                                    TITRE I

                   FORMATION - OBJET - DENOMINATION SOCIALE

ARTICLE 1 - FORME DE LA SOCIETE

Il existe, entre les proprietaires des actions ci-apres creees, et de celles qui pourront l'etre ulterieurement, une societe anonyme qui est regie par les lois en vigueur et par les presents statuts.

ARTICLE 2 - OBJET

La Societe a pour objet :

     - La prise de participations financieres dans tous groupements, Societes ou entreprises, francais ou etrangers, crees ou a creer, et ce par tous moyens, notamment par voie d'apports, de souscription ou d'achat d'actions, de parts sociales ou de parts beneficiaires, de fusion, de societes en participation, de groupement, d'alliance ou de commandite;

     -    La gestion de ces participations financieres ;

     - La direction, la gestion, le controle et la coordination de ces filiales et participations ;

     - Toutes prestations de services administratifs, financiers, techniques ou autres ;

     - Et plus generalement, la realisation de toutes operations financieres, commerciales, industrielles, civiles, mobilieres ou immobilieres, pouvant se rapporter directement ou indirectement, en totalite ou en partie a l'objet social ou a tous autres objets similaires ou connexes pouvant en favoriser l'extension et le developpement.

ARTICLE 3 - DENOMINATION SOCIALE

La denomination sociale de la Societe est :

                                   EDAP TMS



ARTICLE 4 - SIEGE SOCIAL

Le siege social est fixe : Parc d'activite La Poudrette Lamartine - 4, rue du Dauphine - 69120 Vaulx-en-Velin - France.





Exhibit 1 French                                                      Page 3/22

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Il pourra etre  transfere en tout  endroit du  departement  ou d'un  departement limitrophe, par simple decision du Conseil d'administration sous reserve de ratification par la plus prochaine Assemblee Generale Ordinaire et, partout ailleurs, en vertu d'une deliberation de l'Assemblee Generale Extraordinaire.

Des sieges administratifs, succursales, bureaux et agences pourront etre crees en tous lieux par le Conseil d'administration, sans qu'il en resulte une derogation a l'attribution de juridiction etablie par les presents statuts.

ARTICLE 5 - DUREE

La duree de la Societe est de soixante (60) annees, a compter de la date de l'immatriculation de la Societe au Registre du Commerce et des Societes, sauf en cas de dissolution anticipee ou de prorogation prevue aux presents statuts.

                                   TITRE II

                                CAPITAL SOCIAL

ARTICLE 6 - CAPITAL SOCIAL

Le capital social est fixe a la somme de 1.087.166,73 Euros, divise en 8.362.821 actions, d'une valeur nominale de 0,13 Euro chacune, integralement liberees.

ARTICLE 7 - AUGMENTATION DU CAPITAL SOCIAL

Le capital social peut etre augmente en une ou plusieurs fois, par la creation d'actions nouvelles, en representation d'apports en nature ou en especes, par la transformation en actions de reserves disponibles de la Societe, ou par tout autre moyen en vertu d'une deliberation de l'Assemblee Generale Extraordinaire. Cette Assemblee fixe les conditions de l'emission des nouvelles actions dans le cadre des dispositions legales en vigueur, ou delegue ses pouvoirs a cet effet au Conseil d'administration. Il peut etre cree en representation des augmentations de capital, soit des actions de meme type que celles d'origine, soit des actions de tout autre type, pouvant notamment dans les conditions prevues par la loi, conferer un droit de priorite ou un avantage quelconque sur les autres actions. Le Conseil d'administration a tout pouvoir pour traiter, le cas echeant avec toute banque ou tout syndicat financier pour faciliter ou garantir les emissions d'actions ci-dessus visees, en se conformant a toute disposition legale, notamment en ce qui concerne le droit preferentiel de souscription au profit des actionnaires anciens.

Aucune augmentation de capital en numeraire ne peut toutefois etre realisee, si le capital ancien n'est pas au prealable integralement libere. Les augmentations de capital doivent etre realisees dans un delai de cinq ans a compter de l'Assemblee Generale qui les a decidees ou autorisees.





Exhibit 1 French                                                      Page 4/22

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Si l'augmentation du capital a lieu par l'emission  d'actions avec prime,  cette prime, dont la totalite devra etre integralement versee lors de la souscription des actions ne sera pas consideree comme un benefice repartissable au meme titre que les benefices d'exploitation ; elle constituera un versement supplementaire en dehors et en sus du capital des actions et appartiendra exclusivement a tous les actionnaires sauf a recevoir l'affectation qui sera decidee par l'Assemblee Generale Ordinaire ou Extraordinaire.

En cas d'augmentation faite par l'emission d'actions liberables en numeraire, et sauf decision contraire de l'Assemblee Generale Extraordinaire, les proprietaires des actions anterieurement creees ayant effectue les versements appeles, auront en proportion du montant de ces actions, un droit de preference sur la souscription des actions nouvelles, lequel droit s'exercera de la maniere et dans le delai determine par le Conseil d'administration en conformite avec la Loi, et sera negociable dans les memes conditions que les actions pendant la duree de la souscription.

Ceux des actionnaires, qui en raison du nombre de leurs titres, ne pourraient obtenir une action nouvelle ou un nombre entier d'actions nouvelles, auront la faculte de se reunir pour exercer leur droit, mais sans qu'il puisse jamais en resulter une souscription indivise.


ARTICLE 8 - REDUCTION DE CAPITAL

L'Assemblee Generale Extraordinaire peut aussi decider la reduction du capital social, pour quelque cause et de quelque maniere que ce soit, notamment au moyen d'un remboursement aux actionnaires d'un rachat d'actions de la Societe, ou d'un echange des anciens titres d'actions contre de nouveaux titres, pour un nombre equivalent ou moindre ayant ou non le meme montant nominal et, s'il y a lieu, avec l'obligation de cession ou d'achat d'actions anciennes pour permettre l'echange, ou encore avec le paiement d'une soulte.

L'Assemblee Generale peut egalement deleguer au Conseil d'administration tous pouvoirs a l'effet de realiser la reduction du capital.

Le projet de reduction du capital est communique aux Commissaires aux Comptes, quarante cinq jours au moins avant la reunion de l'Assemblee. L'Assemblee statue sur le rapport des Commissaires qui font connaitre leur appreciation sur les causes et conditions de l'operation.

Lorsque la reduction du capital n'est pas motivee par des pertes, les creanciers peuvent, dans le delai de trente jours a compter de la date de dep{o^}t au Greffe du Tribunal de Commerce, du proces-verbal de deliberation de l'Assemblee Generale qui a decide ou autorise la reduction, former opposition a la reduction. L'opposition est portee devant le Tribunal de Commerce.







Exhibit 1 French                                                      Page 5/22

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                                   TITRE III

                                    ACTIONS

ARTICLE 9 - LIBERATION DES ACTIONS

Lors des augmentations de capital, le montant des actions a souscrire en numeraire doit etre libere du quart au moins au moment de la souscription; le surplus des versements sera effectue dans un delai maximum de cinq ans, a compter du jour ou l'augmentation de capital sera devenue definitive, en une ou plusieurs fois, aux epoques et dans les proportions qui seront determinees par le Conseil d'administration. Les appels de fonds seront portes a la connaissance des actionnaires quinze jours au moins avant l'epoque fixee pour chaque versement par lettre recommandee.

Le montant des actions de numeraire faisant partie des augmentations de capital pourra etre libere en tout ou partie par voie de compensation avec une dette certaine, liquide et exigible de la Societe.

Le Conseil d'administration pourra autoriser a toute epoque les actionnaires a se liberer par anticipation du montant non encore appele de leurs actions.

A defaut pour les actionnaires d'effectuer les versements aux epoques determinees, l'interet du montant de ces versements courra de plein droit, pour chaque jour de retard, a raison de 12 % l'an a compter de la date d'exigibilite fixee dans la lettre recommandee prevue ci-dessus, et sans qu'il soit besoin d'une demande en justice ou d'une mise en demeure.

Si dans le delai fixe lors de l'appel de fonds, certaines actions n'ont pas ete liberees des versements exigibles, la Societe peut un mois apres une mise en demeure speciale et individuelle notifiee a l'actionnaire defaillant, par lettre recommandee ou par acte extra- judiciaire, proposer aux autres actionnaires les actions a liberer par lettre recommandee adressee a chacun d'eux.

Pour mettre en oeuvre ce droit de preemption, le Conseil d'administration devra des apres l'expiration du delai fixe lors de 1'appel de fonds, offrir aux actionnaires les actions a liberer par lettre recommandee adressee a chacun d'eux.

Si plusieurs actionnaires se portent acquereurs, les actions seront reparties entre eux proportionnellement a leurs droits dans la Societe.

Si une telle repartition proportionnelle n'est pas possible, les actions residuelles sont attribuees par voie de tirage au sort.

Si dans un delai de un mois apres que les actionnaires aient ete avertis, certaines actions demeurent non liberees, la Societe pourra proceder a leur mise en vente dans les conditions prevues dans l'article L. 228-27 du Code de commerce, par le decret du 23 mars 1967, pris pour son application.





Exhibit 1 French                                                      Page 6/22

La vente des actions est effectuee aux encheres publiques par un agent de change ou par un notaire. A cet effet, la Societe publie dans un journal d'annonces legales du departement du siege social, trente jours au moins apres la mise en demeure prevue a l'alinea precedent, un avis concernant la vente des actions. Elle avise le debiteur, et le cas echeant, ses co-debiteurs, de la mise en vente par lettre recommandee contenant l'indication de la date et du numero du journal dans lequel la publication a ete effectuee. Il ne peut etre procede a la mise en vente des actions moins de quinze jours apres l'envoi de la lettre recommandee.

Le produit net de la vente revient a la Societe a due concurrence et s'impute sur ce qui est du en principal et interets par l'actionnaire defaillant et ensuite sur le remboursement des frais exposes par la Societe pour parvenir a la vente. L'actionnaire defaillant reste debiteur ou profite de la difference.

A l'expiration du delai prevu au cinquieme alinea ci-dessus, les actions non liberees des versements exigibles cessent de donner droit a l'admission et au vote dans les Assemblees d'actionnaires et sont deduites pour le calcul du quorum. Le droit aux dividendes et le droit preferentiel de souscription sont suspendus. Si l'actionnaire se libere des sommes dues en principal et interets, il peut demander le versement des dividendes non prescrits, mais il ne peut exercer une action du chef du droit preferentiel de souscription a une augmentation de capital apres expiration du delai fixe pour l'exercice de ce droit.


ARTICLE 10 - FORME ET CONDITIONS DE VALIDITE DES TITRES

Les actions emises par la Societe revetent obligatoirement la forme nominative et sont materialisees par une inscription en compte par la Societe.

Les comptes d'actions sont tenus dans les conditions et selon les modalites prevues par la loi, par la Societe ou tout autre mandataire dont le nom ou la denomination et l'adresse seront publies au Bulletin des Annonces Legales Obligatoires.

Les comptes d'actions mentionnent :

     - les elements d'identification des personnes physiques ou morales au nom desquels ils ont ete ouverts et, le cas echeant, la nature juridique de leurs droits ou les incapacites dont elles sont affectees

     - la denomination, la categorie, le nombre et, le cas echeant, la valeur nominale des actions inscrites,

     - les restrictions dont ces actions peuvent etre frappees (nantissement, sequestre, etc .)

Lorsque les actions ne sont pas integralement liberees a la souscription, les versements sur ces actions sont inscrits en compte et constates par une attestation.

Chaque action donne droit, dans la propriete de l'actif social a une part proportionnelle au nombre des actions emises. Elle donne droit, en outre, a une part dans les benefices, ainsi qu'il est stipule sous l'article 27 ci-apres.





Exhibit 1 French                                                      Page 7/22

Les actionnaires ne sont responsables que jusqu'a concurrence du montant des actions qu'il possedent, et, au-dela, tout appel de fonds est interdit. Ils ne peuvent etre soumis a aucune restitution d'interets ou dividendes regulierement percus.


ARTICLE 11 - TRANSMISSION DES ACTIONS

Les actions sont librement negociables dans les conditions fixees par la loi. En cas d'augmentation de capital, les actions sont negociables a compter de la realisation de celle-ci.

Les actions demeurent negociables apres la dissolution de la Societe et jusqu'a la cloture de la liquidation.


ARTICLE 12 - INDIVISIBILITE DES ACTIONS - SCELLES

Les actions sont indivisibles a l'egard de la Societe. Les coproprietaires indivis d'une action sont tenus a se faire representer aupres de la Societe par une seule personne nommee d'accord entre eux.

Chaque fois qu'il sera necessaire de posseder plusieurs actions anciennes pour exercer un droit quelconque, et notamment pour exercer le droit de preference prevu ci-dessus ou encore en cas d'echange ou d'attribution de titre provenant d'une operation telle que : reduction du capital, augmentation du capital par incorporation de reserves, fusion, donnant droit a un titre nouveau contre remise de plusieurs actions anciennes, les titres isoles ou en nombre inferieur a celui requis ne donneront aucun droit a leur porteur contre la Societe, les actionnaires ayant a faire leur affaire personnelle du groupement du nombre d'actions necessaires.

Les heritiers, representants, ayants-droit ou creanciers d'un actionnaire ne peuvent sous aucun pretexte que ce soit, requerir l'apposition des scelles sur les biens et papiers de la Societe, en demander le partage ou la licitation, ni s'immiscer en aucune maniere dans son administration; ils doivent, pour l'exercice de leurs droits, s'en rapporter aux inventaires sociaux et aux decisions de 1'Assemblee Generale.

Toutes les actions qui composent ou composeront le capital social seront toujours assimilees les unes aux autres, en ce qui concerne les charges fiscales. En consequence, tous imp{o^}ts et taxes qui, pour quelque cause que ce soit, pourraient - a raison de tout remboursement du capital de ces actions, ou plus generalement, de toute distribution a leur profit - , devenir exigibles pour certaines d'entre elles seulement, soit au cours de l'existence de la Societe, soit a la liquidation, seront repartis entre toutes les actions composant le capital lors de ce ou de ces remboursements ou distributions, de facon que toutes les actions actuelles ou futures conferent a leurs proprietaires, - tout en tenant compte eventuellement du montant nominal et non amorti des actions et des droits des actions de categories differentes les m{e^}mes avantages effectifs leur donnant droit a recevoir la m{e^}me somme nette.





Exhibit 1 French                                                      Page 8/22

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TITRE IV

                      ADMINISTRATION DE LA SOCIETE



ARTICLE 13 - CONSEIL D'ADMINISTRATION

La Societe est administree par un conseil compose de personnes physiques ou morales dont le nombre est fixe par l'assemblee generale ordinaire dans les limites de la loi.

Toute personne morale doit, lors de sa nomination, designer une personne physique en qualite de representant permanent au Conseil d'administration. La duree du mandat du representant permanent est la meme que celle de l'administrateur personne morale qu'il represente. Lorsque la personne morale revoque son representant permanent, elle doit aussitot pourvoir a son remplacement. Les memes dispositions s'appliquent en cas de deces ou demission du representant permanent.

Pendant la duree de son mandat chaque administrateur doit etre proprietaire d'au moins une action de la Societe. Aucun nombre minimal d'actions n'est cependant requis lorsque l'administrateur est un actionnaire salarie.

Si, au jour de sa nomination, un administrateur n'est pas proprietaire du nombre d'actions requis ou si, en cours de mandat, il cesse d'en {e^}tre proprietaire, il est d'office repute demissionnaire s'il n'a pas regularise sa situation dans le delai de trois mois.

La duree des fonctions des administrateurs est de six annees, l'annee etant la periode qui separe deux Assemblees Generales Ordinaires annuelles consecutives. Le mandat d'un administrateur prend fin a l'issue de la reunion de l'Assemblee Generale Ordinaire des actionnaires ayant statue sur les comptes de l'exercice ecoule et tenue dans l'annee au cours de laquelle expire le mandat dudit administrateur.

Les administrateurs sont toujours reeligibles ; ils peuvent etre revoques a tout moment par decision de l'Assemblee Generale des actionnaires.

Une meme personne physique ne peut exercer plus de cinq mandats d'administrateur ou de membre du Conseil de surveillance de societes anonymes ayant leur siege social sur le territoire francais, les mandats exerces au sein des societes controlees - au sens de l'article L. 233-16 du Code de commerce - par la Societe, n'etant pas pris en compte pour le calcul de ce plafond.

En cas de vacance par deces ou par demission d'un ou plusieurs sieges d'administrateurs, le Conseil d'administration peut, entre deux Assemblees Generales, proceder a des nominations a titre provisoire.

Les nominations effectuees par le conseil, en vertu de l'alinea ci- dessus, sont soumises a la ratification de la plus prochaine Assemblee Generale Ordinaire.





Exhibit 1 French                                                      Page 9/22

A defaut de ratification, les deliberations prises et les actes accomplis anterieurement par le conseil n'en demeurent pas moins valables.

Lorsque le nombre des administrateurs est devenu inferieur au minimum legal, les administrateurs restants doivent convoquer immediatement l'Assemblee Generale Ordinaire, en vue de completer l'effectif du conseil.

L'administrateur nomme en remplacement d'un autre administrateur dont le mandat n'est pas expire, ne demeure en fonction que pendant la duree du mandat de son predecesseur restant a courir.

Un salarie de la Societe peut etre nomme administrateur. Son contrat de travail doit toutefois correspondre a un emploi effectif. Il ne perd pas, dans ce cas, le benefice de son contrat de travail.

Le nombre des administrateurs qui sont lies a la Societe par un contrat de travail ne peut exceder le tiers des administrateurs en fonction, sans toutefois pouvoir exceder le nombre de cinq.

Les administrateurs ne peuvent etre ages de plus de 70 ans. Lorsque cette limite vient a etre depassee en cours de mandat, l'administrateur le plus age est d'office repute demissionnaire a l'issue de l'assemblee generale des actionnaires la plus proche.


ARTICLE 14 - REUNION DU CONSEIL D'ADMINISTRATION

14.1. Le Conseil d'administration se reunit aussi souvent que l'interet de la Societe l'exige.

14.2.  Les  administrateurs  sont  convoques  aux  seances  du  conseil  par  le
President. La convocation peut etre faite par tous moyens, par ecrit ou oralement.

De plus, les administrateurs representant au moins un tiers des membres du conseil ou le Directeur general peuvent valablement demander au President de convoquer le conseil si ce dernier ne s'est pas reuni depuis plus de deux mois. En ce cas, ils doivent indiquer l'ordre du jour de la seance.

Lorsqu'il a ete constitue un Comite d'entreprise, les representants de ce comite, designes conformement aux dispositions du Code du Travail, devront etre convoques a toutes les reunions du Conseil d'administration.

Les reunions du conseil ont lieu soit au siege social soit en tout autre endroit en France ou hors de France.

14.3. Pour la validite des deliberations du conseil, le nombre des membres presents doit etre au moins egal a la moitie des membres.





Exhibit 1 French                                                      Page 10/22

Dans les limites prevues par l'article L. 225-37, alinea 3 du Code de commerce et sous reserve de la mise en place d'un reglement interieur, le Conseil d'administration pourra decider que pour le calcul du quorum et de la majorite des administrateurs, il sera tenu compte de la participation d'un ou de plusieurs administrateurs au Conseil d'administration par des moyens de visioconference et ce, dans le respect des dispositions reglementaires.

Il est precise que toute decision d'attribution d'options de souscription ou d'achat d'actions a un administrateur titulaire d'un contrat de travail, au President ou au Directeur General de la Societe, si ce dernier est administrateur, dans le cadre d'une autorisation consentie par l'assemblee generale extraordinaire conformement aux dispositions des articles L. 225-177 et suivants du Code de commerce, sera prise a la majorite des voix des administrateurs presents ou representes, l'administrateur interesse, ainsi que tout autre administrateur susceptible de se voir consentir des options de souscription ou d'achat d'actions, ne pouvant prendre part au vote.

Les decisions du Conseil d'administration sont prises a la majorite des voix ; en cas de partage des voix, celle du President est preponderante.

14.4. Tout administrateur peut donner, meme par lettre, telegramme, telex ou telecopie, pouvoir a un autre administrateur de le representer a une seance du conseil, mais chaque administrateur ne peut disposer au cours d'une seance que d'une seule procuration.

14.5. Les copies ou extraits des deliberations du Conseil d'administration sont valablement certifies par le President du Conseil d'administration, le Directeur general, l'administrateur delegue temporairement dans les fonctions de President ou un fonde de pouvoirs habilite a cet effet.


ARTICLE 15 - POUVOIRS DU CONSEIL D'ADMINISTRATION

Le Conseil d'administration. determine les orientations de l'activite de la Societe et veille a leur mise en oeuvre. Sous reserve des pouvoirs expressement attribues aux Assemblees d'actionnaires et dans la limite de l'objet social, il se saisit de toute question interessant la bonne marche de la Societe et regle par ses deliberations les affaires qui la concernent.


ARTICLE 16 - PRESIDENCE DU CONSEIL

Le Conseil d'administration elit parmi ses membres un President qui doit etre une personne physique. Il determine la duree de ses fonctions, qui ne peut exceder celle de son mandat d'administrateur, et peut le revoquer a tout moment. Le conseil fixe sa remuneration.

Le President represente le Conseil d'administration dont il organise et dirige les travaux. Ces derniers font l'objet d'un compte rendu par ce meme President a l'Assemblee Generale. Le President veille au bon fonctionnement des organes de la Societe et s'assure notamment de ce que les administrateurs sont en mesure de remplir leur mission.





Exhibit 1 French                                                      Page 11/22

Conformement aux dispositions de l'article 706-43 du Code de procedure penale, le President peut valablement deleguer a toute personne de son choix le pouvoir de representer la Societe dans le cadre des poursuites penales qui pourraient etre engagees a l'encontre de celle-ci.

Le President du conseil ne peut etre age de plus de 70 ans. Si le President atteint cette limite d'age au cours de son mandat de President, il est repute demissionnaire d'office. Son mandat se prolonge cependant jusqu'a la reunion la plus prochaine du Conseil d'administration au cours de laquelle son successeur sera nomme. Sous reserve de cette disposition, le President du conseil est toujours reeligible.


ARTICLE 16 BIS - DIRECTION GENERALE

La direction generale est assumee, sous sa responsabilite, soit par le President du Conseil d'administration, soit par une autre personne physique nommee par le Conseil d'administration et portant le titre de Directeur general.

Le choix entre les deux modalites d'exercice revient au Conseil d'administration et est opere dans les conditions prevues par les presents statuts.

Les actionnaires et les tiers sont informes de ce choix dans des conditions definies par le decret no 2002-803 du 3 mai 2002.

Le Directeur general est investi des pouvoirs les plus etendus pour agir en toute circonstance au nom de la Societe. il exerce ses pouvoirs dans la limite de l'objet social et sous reserve de ceux que la loi attribue expressement aux assemblees d'actionnaires et au Conseil d'administration.

Il represente la Societe dans ses rapports avec les tiers. La Societe est engagee meme par les actes du Directeur general qui ne refletent pas l'objet social, a moins qu'elle ne prouve que le tiers savait que l'acte depassait cet objet ou qu'il ne pouvait l'ignorer compte tenu des circonstances, etant exclu que la seule publication des statuts suffise a constituer cette preuve.

La   remuneration   du  Directeur   general  est   determinee   par  le  Conseil
d'administration. Il peut etre revoque a tout moment par le Conseil d'administration. Si la revocation est decidee sans juste motif, elle peut donner lieu a dommages et interets, sauf lorsque le Directeur general assume les fonctions de President du conseil d'administration.

Le Directeur general ne pourra exercer aucun autre mandat de directeur general ou de membre du Directoire dans des societes anonymes ayant leur siege sur le territoire francais, qu'a la double condition que (i) l'autre mandat soit exerce dans une societe controlee - au sens de l'article L. 233-16 du Code de commerce
- par la Societe, et (ii) que les titres de la Societe controlee ne soient pas admis aux negociations sur un marche reglemente.

Le Directeur general ne peut etre age de plus de 70 ans. Lorsque le Directeur general atteint cette limite d'age, il est repute demissionnaire d'office. Son mandat se prolonge cependant jusqu'a la reunion la plus prochaine du Conseil d'administration au cours de laquelle le nouveau Directeur general sera nomme.





Exhibit 1 French                                                      Page 12/22

ARTICLE 17 - DIRECTEUR GENERAL DELEGUE

Sur la proposition du Directeur general, le Conseil d'administration donne mandat a une ou plusieurs personne(s) physique(s) d'assister le Directeur general en qualite de Directeur general delegue.

Le Directeur general delegue est revocable a tout moment par le Conseil d'administration sur proposition du Directeur general.

En accord avec le Directeur general, le Conseil determine l'etendue et la duree des pouvoirs delegues au Directeur general delegue. Le Conseil fixe la remuneration du Directeur general delegue.

A l'egard des tiers, le Directeur general delegue dispose des memes pouvoirs que le Directeur general ; il a notamment le pouvoir d'ester en justice.

Un Directeur general delegue ne peut etre age de plus de 70 ans. Lorsqu'un Directeur general delegue atteint cette limite d'age, il est repute demissionnaire d'office. Son mandat se prolonge cependant jusqu'a la reunion la plus prochaine du Conseil d'administration au cours de laquelle le nouveau directeur general delegue sera nomme.

En tout etat de cause, le nombre maximum de Directeurs generaux delegues ne peut exceder cinq.


ARTICLE 18 - CONVENTIONS SOUMISES A AUTORISATION

18.1. Les cautions, avals et garanties, donnes par la Societe doivent etre autorisees par le Conseil d'administration dans les conditions prevues par la loi.


18.2. Toute convention intervenant - soit directement, soit par personne interposee - entre la Societe et l'un de ses administrateurs, son Directeur general, l'un de ces Directeurs generaux delegues, l'un de ses actionnaires disposant d'une fraction de droit de vote superieure a 5% ou - s'il s'agit d'une societe actionnaire - la societe la controlant au sens de l'article L. 233-3 du Code de commerce, doit etre soumise a l'autorisation prealable du Conseil d'administration. Il en est de meme des conventions auxquelles ces personnes sont indirectement interessees.

Toutefois, une telle autorisation prealable n'est pas requise dans le cas d'une convention qui - bien qu'intervenant entre des personnes sus- mentionnees - porte sur des operations courantes et a ete conclue a des conditions normales. Une telle convention doit neanmoins etre communiquee par l'interesse au President du Conseil d'administration. En outre, les listes et objets de telles conventions seront communiques par le President aux membres du Conseil d'administration et aux Commissaires aux Comptes.






Exhibit 1 French                                                      Page 13/22

Il en est de meme pour les conventions entre la Societe et une autre entreprise si le Directeur general ou l'un des Directeurs generaux delegues ou l'un des administrateurs est proprietaire, associe indefiniment responsable, gerant, administrateur, Directeur general, membre du Directoire ou du Conseil de surveillance ou de facon generale dirigeant de ladite entreprise.

L'autorisation prealable du Conseil d'administration sera requise dans les conditions prevues par la loi. Il est a cet egard precise que l'administrateur concerne ne sera pas pris en compte pour le calcul du quorum et que son vote ne sera pas pris en compte pour le calcul de la majorite.


ARTICLE 19 - CONVENTIONS INTERDITES

Il est interdit aux administrateurs autres que les personnes morales, de contracter, sous quelque forme que ce soit, des emprunts aupres de la Societe, de se faire consentir par elle un decouvert en compte-courant ou autrement, et de faire cautionner ou avaliser par elle leurs engagements envers les tiers.

La meme interdiction s'applique aux Directeurs generaux, aux Directeurs generaux delegues et aux representants permanents des personnes morales administrateurs. Elle s'applique egalement aux conjoints, ascendants et descendants des personnes visees au present article, ainsi qu'a toute personne interposee.


                                    TITRE V

                           COMMISSAIRES AUX COMPTES


ARTICLE 20 - COMMISSAIRES AUX COMPTES

L'Assemblee Generale Ordinaire des actionnaires designe pour la duree dans les conditions et avec la mission fixee par la loi, un ou deux Commissaires aux Comptes ainsi que des Commissaires aux Comptes suppleants.

Les Commissaires aux Comptes sont nommes pour six exercices. Leur mandat prend fin avec l'Assemblee Generale qui statue sur les comptes du sixieme exercice.

Le Commissaire nomme en remplacement d'un autre ne demeure en fonction que jusqu'a l'expiration du mandat de son predecesseur.

Les Commissaires sont indefiniment reeligibles.

Un ou plusieurs actionnaires representant au moins le vingtieme du capital social peuvent demander en justice la recusation d'un ou plusieurs Commissaires aux Comptes nommes par l'Assemblee et la designation d'un ou plusieurs autres Commissaires qui exerceront leurs fonctions aux lieu et place du ou des Commissaires recuses. A peine d'irrecevabilite de la demande, celle-ci doit etre portee devant le President du Tribunal de Commerce statuant en refere dans un delai de trente jours a compter de la nomination contestee.





Exhibit 1 French                                                      Page 14/22

Les Commissaires aux Comptes doivent etre convoques a la reunion du Conseil d'administration au cours de laquelle sont arretes les comptes de l'exercice ecoule, ainsi qu'a toutes les Assemblees d'actionnaires.


ARTICLE 21 - EXPERTISE

Un ou plusieurs actionnaires representant au moins le vingtieme du capital social peuvent demander au President du Tribunal de Commerce statuant en refere, la designation d'un expert charge de presenter un rapport sur une ou plusieurs operations de gestion.

Le rapport de l'expert, eventuellement nomme doit etre adresse aux demandeurs, au Conseil d'administration, au Ministere Public, au Comite d'entreprise ainsi qu'a la COB : il doit egalement etre annexe au rapport du ou des Commissaires aux Comptes etabli en vue de la prochaine Assemblee Generale et recevoir la meme publicite.



                                   TITRE- VI

                             ASSEMBLEES GENERALES


ARTICLE 22 - REGLES GENERALES

1) L'Assemblee Generale Ordinaire annuelle est obligatoirement reunie dans les six mois qui suivent la cloture de chaque exercice, sous reserve de la prolongation de ce delai par decision de justice.

2) Des Assemblees Generales Extraordinaires ou des Assemblees Generales Ordinaires convoquees extraordinairement peuvent, en outre, etre reunies sur convocation, soit du Conseil d'administration, soit des Commissaires aux Comptes, soit encore d'un mandataire designe en justice, en cas d'urgence a la demande de tout interesse ou du Comite d'entreprise, ou d'un ou plusieurs actionnaires reunissant au moins le vingtieme du capital social.

3) Les Assemblees Generales sont reunies au siege social ou en tout autre lieu figurant sur la convocation, meme en dehors du departement du siege social.

En cas d'urgence, le Comite d'entreprise peut demander en justice la designation d'un mandataire charge de convoquer l'assemblee generale des actionnaires.

Il peut egalement requerir l'inscription de projets de resolutions a l'ordre du jour des assemblees.

Deux membres du Comite d'entreprise designes par ce dernier, l'un faisant partie de la categorie des cadres techniciens et agents de maitrise et l'autre appartenant a la categorie des employes et ouvriers peuvent assister aux assemblees generales. Ils doivent, a leur demande, etre entendus lors de toutes les deliberations requerant l'unanimite des associes.





Exhibit 1 French                                                      Page 15/22

4) Les convocations des Assemblees Generales sont faites quinze jours au moins a l'avance par lettre simple ou recommandee adressee a chaque actionnaire.

Au cas ou l'Assemblee Generale n'aurait pu deliberer valablement faute de quorum requis, une deuxieme Assemblee est convoquee dans les memes formes que la premiere et l'avis de convocation rappelle la date de celle-ci. Le delai de convocation est toutefois ramene a six jours.

5) L'avis de convocation indique la denomination sociale, eventuellement suivie de son sigle, la forme de la Societe, le montant du capital social, l'adresse du siege social, les numeros d'immatriculation de la Societe au Registre du Commerce et a l'Institut National de la Statistique et des Etudes Economiques, les jours, heure et lieu de l'Assemblee, ainsi que sa nature, extraordinaire, ordinaire ou speciale, et son ordre du jour.

Sous reserve des questions diverses qui ne doivent presenter qu'une minime importance, les questions inscrites a l'ordre du jour sont libellees de telle sorte que leur contenu et leur portee apparaissent clairement, sans qu'il y ait lieu de se reporter a d'autres documents.

Un ou plusieurs actionnaires peuvent, dans les conditions prevues par les articles 128 a 131 du decret 67-236 du 23 mars 1967, requerir l'inscription a l'ordre du jour de projets de resolutions ne concernant pas la presentation de candidats au Conseil d'administration.

L'Assemblee ne peut deliberer sur une question qui n'est pas inscrite a son ordre du jour, neanmoins, elle peut en toutes circonstances, revoquer un ou plusieurs membres du Conseil d'administration, et proceder a leur remplacement.

L'ordre du jour de l'Assemblee ne peut etre modifie sur deuxieme convocation.

6) L'Assemblee Generale se compose de tous les actionnaires quel que soit le nombre de leurs actions, pourvu quelles aient ete liberees des versements exigibles.

7) Un actionnaire ne peut se faire representer que par un autre actionnaire ou par son conjoint meme si ce dernier n'est pas actionnaire.

Le mandat est donne pour une seule Assemblee, il peut cependant etre donne pour deux Assemblees, l'une ordinaire, l'autre extraordinaire, tenues le meme jour, ou dans un delai de sept jours.

Le mandat donne pour une Assemblee vaut pour les Assemblees successives convoquees avec le meme ordre du jour.

A toute formule de procuration adressee aux actionnaires doivent etre joints les documents suivants :

     -    l'ordre du jour de l'Assemblee,

     -    le  texte  des  projets  de  resolutions   presentes  par  le  Conseil
          d'administration et le cas echeant par des actionnaires ou le Comite d'entreprise,





Exhibit 1 French                                                      Page 16/22

     - un expose sommaire de la situation de la Societe pendant l'exercice ecoule, accompagne d'un tableau faisant appara{i^}tre les resultats de la Societe au cours de chacun des cinq derniers exercices ou de chacun des exercices clos depuis la constitution de la Societe si leur nombre est inferieur a cinq,

     - une formule de demande d'envoi des documents et renseignements visees a l'article 135 du decret precite, informant l'actionnaire qu'il peut obtenir sur demande unique de sa part, l'envoi systematique des documents et renseignements precites a l'occasion de chacune des Assemblees d'actionnaires ulterieures.

La formule de procuration doit informer l'actionnaire de maniere tres apparente qu'a defaut d'indication de mandataire, il sera emis en son nom un vote favorable a l'adoption des projets de resolution presentes ou agrees par le Conseil d'Administration. Pour emettre tout autre vote, l'actionnaire doit faire choix d'un mandataire qui accepte de voter dans le sens indique par son mandat.

La procuration doit etre signee par l'actionnaire represente et indiquer ses nom, prenom usuel et domicile, le nombre d'actions dont il est titulaire et le nombre de voix attachees a ses actions.

Le mandataire designe nommement sur la procuration n'a pas la faculte de se substituer une autre personne.

8) L'Assemblee est presidee par le President du Conseil d'administration ou, en son absence, par un administrateur specialement delegue a cet effet par le conseil. A defaut, l'assemblee elit elle-meme son President.

Les fonctions de scrutateurs sont remplies par les deux membres de l'Assemblee disposant du plus grand nombre de voix acceptant cette fonction.

Le Bureau designe le secretaire qui peut etre choisi en dehors des actionnaires.

9) Il est tenu une feuille de presence contenant :

     - les nom, prenom usuel et domicile de chaque actionnaire, present ou represente, le nombre d'actions dont il est titulaire et le nombre de voix attachees a ses actions.

     - les nom, prenom usuel et domicile de chaque mandataire, le nombre d'actions de ses mandats, ainsi que le nombre de voix attachees a ces actions.

Les mentions concernant les actionnaires representes peuvent ne pas figurer sur la feuille de presence a la condition que les pouvoirs soient annexes a celle-ci et que leur nombre y soit indique.

La feuille de presence, dument signee par les actionnaires presents ou representes, est certifiee exacte par le bureau.





Exhibit 1 French                                                      Page 17/22

10) Le scrutin secret a lieu lorsqu'il est reclame par le Bureau ou par des membres de l'Assemblee representant plus de la moitie du capital represente a cette Assemblee.

11) Dans toutes les Assemblees, le quorum est calcule sur l'ensemble des actions composant le capital social, deduction faite de celles qui sont privees du droit de vote en vertu de dispositions legislatives ou reglementaires.

12) Chaque membre de l'Assemblee a autant de voix qu'il possede et represente d'actions, tant en son nom personnel que comme mandataire, sans limitation. Toutefois, aux Assemblees destinees a verifier les apports en nature ou des avantages particuliers, chaque actionnaire ne peut disposer de plus de dix voix.

En  cas  d'usufruit,   le  droit  de  vote  attache  a  l'action   appartient  a
l'usufruitier dans les Assemblees Generales Ordinaires et au nu-proprietaire dans les Assemblees Generales Extraordinaires ou speciales.

Les proprietaires indivis d'actions doivent etre representes par un seul d'entre eux ou par un mandataire unique.

Enfin, le droit de vote est exerce par le proprietaire des titres remis en gage.

13) Les deliberations des Assemblees Generales sont constatees par des proces-verbaux contenant les mentions requises etablies sur un registre special tenu au siege social dans les conditions prevues ci-dessus et signes par les membres du Bureau.

Les copies ou extraits des proces-verbaux de l'assemblee sont valablement certifies par le President du conseil d'administration, par un administrateur exercant les fonctions de Directeur general ou par le secretaire de l'assemblee. En cas de liquidation, ils sont valablement certifies par un liquidateur.

14) Les actionnaires exercent leur droit de communication et de copie dans les conditions prevues par la loi.

15) Les votes des actionnaires participant a l'assemblee par visioconference ou par des moyens de telecommunication permettant leur identification dans le respect des dispositions reglementaires, sera pris en compte pour le calcul du quorum et de la majorite de ladite assemblee


ARTICLE 23 - ASSEMBLEES GENERALES EXTRAORDINAIRES

L'Assemblee Generale Extraordinaire est seule habilitee a modifier les statuts dans toutes leurs dispositions; toute clause contraire est reputee non ecrite. Elle ne peut, toutefois, augmenter les engagements des actionnaires, sous reserve des operations resultant d'un regroupement d'actions regulierement effectue.





Exhibit 1 French                                                      Page 18/22

Elle ne delibere valablement que si les actionnaires presents ou representes possedent au moins sur premiere convocation la moitie et sur deuxieme convocation le quart des actions ayant le droit de vote. A defaut de ce dernier quorum, la deuxieme Assemblee peut etre prorogee a une date posterieure de deux mois au plus a celle a laquelle elle avait ete convoquee.

Elle statue a la majorite des deux tiers des voix dont disposent les actionnaires presents ou representes y compris les votes par correspondance.


ARTICLE 24 - ASSEMBLES GENERALES ORDINAIRES

L'Assemblee Generale Ordinaire prend toutes les decisions autres que celles qui sont de la competence de l'Assemblee Generale Extraordinaire.

Elle ne delibere valablement sur premiere convocation que si les actionnaires presents au representes possedent au moins le quart des actions ayant le droit au vote. Sur deuxieme convocation, aucun quorum n'est requis. Elle statue a la majorite des voix dont disposent les actionnaires presents ou representes y compris les votes par correspondance.


                                   TITRE VII

                      INVENTAIRES - BENEFICES - RESERVES


ARTICLES 25 - EXERCICE SOCIAL

Chaque exercice social a une duree de douze mois, il commence le premier janvier et expire le 31 decembre suivant.


ARTICLE 26 - INVENTAIRE - COMPTES

Il est tenu une comptabilite reguliere des operations sociales, conformement a la loi.

A la cloture de chaque exercice, le Conseil d'administration dresse l'inventaire ainsi que les comptes annuels.

Il etablit un rapport de gestion sur la situation de la Societe durant l'exercice ecoule, son evolution previsible, les evenements importants survenus entre la date de la cloture de l'exercice et la date a laquelle le rapport de gestion est etabli et ses activites en matiere de recherche et de developpement.

Tous ces documents sont mis a la disposition des Commissaires aux Comptes dans les conditions et delais legaux.





Exhibit 1 French                                                      Page 19/22

ARTICLE 27 - FIXATION - AFFECTATION ET REPARTITION DES BENEFICES

Sur le benefice de chaque exercice diminue, le cas echeant, des pertes anterieures, il est d'abord preleve cinq pour cent pour constituer le fonds de reserve legale ; ce prelevement cesse d'etre obligatoire lorsque ledit fonds atteint le dixieme du capital social ; il reprend son cours lorsque, pour une cause quelconque la reserve legale est descendue au-dessous de ce pourcentage.

L'Assemblee Generale peut prelever toutes sommes en vue de les affecter a la dotation de tous fonds de reserves facultatives, ordinaires ou extraordinaires, ou de reporter a nouveau.

Le benefice distribuable est constitue par le benefice de l'exercice, diminue des pertes anterieures et des sommes a porter en reserve en application de la loi ou des statuts, et augmente du report beneficiaire.

Apres approbation des comptes et constatation des sommes distribuables, l'Assemblee Generale determine la part attribuee aux actionnaires sous forme de dividende. L'Assemblee Generale peut, en outre, decider la mise en distribution de sommes prelevees sur les reserves dont elle a la disposition, soit pour fournir ou completer un dividende, soit a titre de distribution exceptionnelle, en ce cas, la decision indique expressement les postes de reserves sur lesquels les prelevements sont effectues. Toutefois, les dividendes sont preleves par priorite sur le benefice distribuable de l'exercice.


ARTICLE 28 - PAIEMENT DES DIVIDENDES

Les modalites de paiement des dividendes votees par l'Assemblee Generale sont fixees par elle ou a defaut par le Conseil d'administration. Toutefois la mise en paiement doit avoir lieu dans le delai maximal de neuf mois apres la cloture de l'exercice, sauf prolongation de ce delai par decision de justice.

Les dividendes non reclames dans les cinq ans de leur exigibilite sont prescrits conformement a la loi.





Exhibit 1 French                                                      Page 20/22

TITRE VIII

                    PROROGATION - DISSOLUTION - LIQUIDATION


ARTICLE 29 - PROROGATION

Un an au moins avant la date d'expiration de la Societe, le Conseil d'administration doit convoquer une Assemblee Generale Extraordinaire des actionnaires a l'effet de statuer sur la prorogation de la Societe, laquelle prorogation ne peut exceder 99 annees.

A defaut, tout actionnaire pourra, quinze jours apres une mise en demeure adressee au President du Conseil d'administration, par lettre recommandee avec demande d'avis de reception et demeuree infructueuse, demander en justice la designation d'un mandataire charge de convoquer l'Assemblee.


ARTICLE 30 - DISSOLUTION

L'assemblee  generale   extraordinaire  peut,  a  toute  epoque,   prononcer  la
dissolution anticipee de la Societe.

Si du fait des pertes  constatees  dans les documents  comptables,  les capitaux propres de la Societe deviennent inferieurs a la moitie du capital social, le Conseil d'administration doit, dans les quatre mois de l'approbation des comptes
ayant  fait   apparaitre   cette  perte,   convoquer   l'Assemblee   Generale
Extraordinaire a l'effet de decider s'il y a lieu a dissolution anticipee de la Societe.

Si la dissolution n'est pas prononcee, le capital doit au plus tard a la cloture du deuxieme exercice suivant celui au cours duquel la constatation des pertes est intervenue, et sous reserve des dispositions legales relatives au capital minimum des societes anonymes, etre reduit d'un montant au moins egal a celui des pertes qui n'ont pu etre imputees sur les reserves, si dans ce delai les capitaux propres n'ont pas ete reconstitues a concurrence d'une valeur au moins egale a la moitie du capital social.

A defaut de reunion de l'assemblee generale, comme dans le cas ou cette assemblee n'a pu deliberer valablement, tout interesse peut demander en justice la dissolution de la societe.

La Societe est en liquidation des l'instant de sa dissolution pour quelque cause que ce soit. Sa personnalite morale subsiste pour les besoins de cette liquidation jusqu'a la cloture de celle-ci.

Pendant toute la duree de la liquidation, l'assemblee generale conserve les memes pouvoirs qu'au cours de l'existence de la societe.

Les actions demeurent negociables jusqu'a la cloture de la liquidation.

La dissolution de la Societe ne produit ses effets a l'egard des tiers qu'a compter de la date a laquelle elle est publiee au Registre du Commerce et des Societes.





Exhibit 1 French                                                      Page 21/22

ARTICLE 31 - LIQUIDATION

La liquidation de la Societe sera effectuee dans les conditions prevues par les articles L. 237-1 a L. 237-31 du Code de commerce et par les dispositions du decret n{degree} 67236 du 23 mars 1967.

Apres l'extinction du passif, il sera procede au remboursement du capital nominal des actions. Le boni de liquidation est reparti entre les actionnaires au prorata de leurs droits respectifs.


                                   TITRE IX

                      CONTESTATION - ELECTION DE DOMICILE


ARTICLE 32 - CONTESTATIONS

Toutes les contestations qui peuvent s'elever pendant le cours de la Societe ou de sa liquidation, soit entre les actionnaires et la Societe, soit entre les actionnaires eux-memes, au sujet des affaires sociales, sont soumises a la juridiction des Tribunaux competents du lieu du siege social.





Exhibit 1 French                                                      Page 22/22